Exhibit 99.1

                       Magnitude Announces Executive Hires
                          In Response To Market Growth

CHESTER, N.J., Jan 25/PRNewswire-FirstCall/ -- Magnitude Information Systems, Inc. (Nasdaq: MAGY), a human capital optimization solution company, today announced the hiring of Matthew J. Scott and Jerry Balentine to work in business development for the company. Mr. Scott joined the Company's Market Research and Special Projects Group while Mr. Balentine joined the Company as Vice President of Sales.

The Company is responding to a surge in product interest and market demand. Of particular significance, vertical market and OEM sales opportunities now match Global 1000 safety and risk control opportunities already being managed. Mark Chroscielewski, Magnitude's Senior Vice President of Business Development, stated "with such a solid and rapidly growing sales pipeline, the Company had to move quickly to bring in resources to translate these opportunities into revenue.

Less than a decade ago, this workplace injury category was not on the `radar-screen' for Global 1000 senior management. Today, combined with the cumulative nature of the injury, fueled by businesses vast dependence on desktop/laptop computers and new and anticipated Anti-Injury(tm) legislation, computer injury risk management is a serious boardroom issue. Computer injury is perhaps the single most significant factor contributing to out of control Workers Compensation and Health Care costs, according to insurance industry experts. In fact a recent NIOSH funded study found that workers comp claims may only account for less than 10% of all workplace computer injuries. Companies, who capture even a fraction of this market, have the potential for market valuations in the hundreds of millions of dollars.

Mr. Rudnik stated: "Both senior executive hires bring to Magnitude a great pedigree and experience. As seasoned executives know, it's extremely difficult to assemble the right team. With Matt and Jerry on board, we believe we're fully positioned to commercialize Magnitude's proprietary Anti-Injury(TM) patent in preventing repetitive stress injuries at home, school and the workplace."

About Magnitude Information Systems, Inc.

Magnitude Information Systems, Inc. (http://www.magnitude.com) is the leading developer of Human Capital Optimization Solutions for employers with computer users. ErgoEnterprise(TM), Magnitude's unique patented flagship product, delivers RSI Management and productivity enhancement benefits. ErgoEnterprise has been proven to help companies and government agencies realize measurable productivity gains, reduced workers' compensation and medical claims costs associated with employees using computers.

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This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results, depending on a variety of factors. Potential factors that could impact results include the general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, exchange rates, rating agency actions, resolution of pending regulatory investigations and related issues, including those related to compensation arrangements with underwriters, pension funding, ultimate paid claims may be different from actuarial estimates and actuarial estimates may change over time, changes in commercial property and casualty markets and commercial premium rates, the competitive environment, the actual costs of resolution of contingent liabilities and other loss contingencies, and the heightened level of potential errors and omissions liability arising from placements of complex policies and sophisticated reinsurance arrangements in an insurance market in which insurer reserves are under pressure. Further information, concerning the Company and its business, including factors that potentially could materially affect the Company's financial results, is contained in the Company's filings with the Securities and Exchange Commission.